================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 2, 2003



                              PLAINS RESOURCES INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



        DELAWARE                                       13-2898764
 (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                     0-9808
                              (COMMISSION FILE NO.)


                          500 DALLAS STREET, SUITE 700
                              HOUSTON, TEXAS 77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 739-6700


================================================================================

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

               (c) EXHIBIT 99.1 - PRESS RELEASE DATED MAY 2, 2003

ITEM 9 AND 12. REGULATION FD DISCLOSURE; RESULTS OF OPERATIONS AND
               FINANCIAL CONDITION

         Plains Resources Inc. (the "Company", "our", "we" or "us") today issued a press release reporting its first quarter results. The Company is furnishing the press release, attached as Exhibit 99.1, pursuant to Item 9 and
Item 12 of Form 8-K. The Company is also furnishing pursuant to Item 9 its estimates of certain operating and financial results for the three months ended June 30, 2003 and the year ended December 31, 2003. In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" "will" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

o the consequences of any potential change in the relationship between us and Plains Exploration & Production Company;
o the consequences of our and Plains Exploration's officers and employees providing services to both us and Plains Exploration and not being required to spend any specified percentage of or amount of their time on our business;
o risks, uncertainties and other factors that could have an impact on Plains All American Pipeline, L.P., or PAA, which could in turn impact the value of our holdings in PAA (for a discussion of these risks, uncertainties and other factors, see PAA's filings with the SEC);
o the effects of our indebtedness, which could adversely restrict our ability to operate, could make us vulnerable to general adverse economic and industry conditions, could place us at a competitive disadvantage compared to our competitors that have less debt, and could have other adverse consequences;
o uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;
o unexpected future capital expenditures (including the amount and nature thereof);
o impact of oil and gas price fluctuations, particularly given the termination of hedge accounting for our hedges;
o   the effects of competition;
o   the success of our risk management activities;
o the availability (or lack thereof) of acquisition or combination opportunities;
o   the impact of current and future laws and governmental regulations;
o   environmental liabilities that are not covered by an indemnity or insurance;
    and
o   general economic, market or business conditions.

         If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

DISCLOSURE OF 2003 ESTIMATES

         The following table and notes reflect current estimates of certain results for the three months ended June 30, 2003 and the year ended December
31, 2003 for the Company. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.

                             PLAINS RESOURCES INC.
                        OPERATING AND FINANCIAL GUIDANCE


                                                                                THREE MONTHS ENDED            YEAR ENDED
                                                                                   JUNE 30, 2003           DECEMBER 31, 2003
                                                                            ------------------------   -----------------------
 ESTIMATED PRODUCTION VOLUMES
 Barrels of oil  -  MBbl                                                                   215 - 230                850 - 900
  MBbl per day                                                                               2.4-2.5                2.3 - 2.5
 % Oil                                                                                          100%                     100%

 ESTIMATED OIL PRICE DIFFERENTIAL TO NYMEX (PRE-HEDGE) - $/Bbl                         $7.50 - $8.50            $7.50 - $8.50

 CRUDE OIL HEDGE POSITIONS - BARRELS PER DAY
 Swaps - average price $26.10 per barrel                                                       1,500                    1,500

 OPERATING COSTS PER BARREL
 Production expenses                                                                   $7.05 - $7.20            $7.05 - $7.20
 Production and ad valorem taxes                                                       $1.20 - $1.30            $1.20 - $1.30
 Oil transportation expenses                                                           $4.00 - $4.25            $4.00 - $4.25
 DD&A - oil and gas                                                                            $4.68                    $4.68
 Accretion of asset retirement obligation                                                      $0.26                    $0.26

 OTHER INCOME (EXPENSE) ($ IN THOUSANDS)
 Equity in earnings of Plains All American Pipeline, L.P.                            $5,000 -$ 5,900         $19,600 -$21,300
 General and administrative expense
    Cash expense                                                                         $700 - $775          $3,000 -$ 3,300
    Noncash compensation expense                                                                 800                    2,900
                                                                           -------------------------   -----------------------
    Total general and administrative expense                                         $1,500 - $1,575          $5,900 - $6,200
                                                                           =========================   =======================

 Interest expense                                                                             Note 6                   Note 6
 Other DD&A                                                                                      $75                     $300

 BOOK TAX RATE
 Current                                                                                         20%                      20%
 Deferred                                                                                        28%                      28%

 WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING (IN THOUSANDS)
 Basic                                                                                        23,550                   23,660
 Restricted stock                                                                                322                      286
 Options (treasury method assuming $11.75 common stock price)                                    185                      185
 Series D Preferred (if dilutive)                                                              1,671                    1,671
                                                                           -------------------------   -----------------------
 Diluted shares                                                                               25,728                   25,802
                                                                           =========================   =======================

 CAPITAL EXPENDITURES ($ IN THOUSANDS)                                                        $1,700          $3,500 - $4,000

 DISTRIBUTIONS FROM PLAINS ALL AMERICAN PIPELINE, L.P. ($ IN THOUSANDS)
 General partner interest                                                                       $815                   $3,127
 Limited partner units                                                                         6,978                   27,756
                                                                           -------------------------   -----------------------
                                                                                              $7,793                  $30,883
                                                                           =========================   =======================

Notes:

   1. Estimated production volumes. Production estimates are based on historical operating performance and trends and the Company's 2003 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.
        SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from oil production be recognized as the volumes are sold versus when produced. The location of the Company's Florida properties and the timing of the barges that transport the oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. The Company's oil production is typically sold in shipments of approximately 110,000-140,000 barrels and typically occurs every 30-50 days.
   2. Estimated oil price differentials. The Company's realized wellhead oil price is lower than the NYMEX index level as a result of area and quality differentials. Differentials like commodity prices are difficult to predict and increased significantly over recent levels during the first quarter of 2003.
   3. Discontinuation of hedge accounting. During the first quarter of 2003, the NYMEX oil price and the price the Company receives for its Florida oil production did not correlate closely enough for the Company's hedges to qualify for hedge accounting pursuant to the provisions of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". As a result, the Company was required to discontinue hedge accounting effective February 1, 2003 and reflect the mark-to-market value of its hedges in earnings. Previously, the Company included gains or losses for hedges in earnings based on cash settlements for the period that the related volumes were delivered. The foregoing financial guidance does not include assumptions or projections with respect to potential gains or losses related to changes in fair value recognized pursuant to SFAS 133, as there is no accurate way to forecast these potential gains or losses. Absent a stable oil price environment, the potential gains or losses related to SFAS 133 are likely to materially change reported net income and increase the volatility of reported net income due to non-cash mark-to-market gains or losses.
   4. General and administrative expense. Estimated G&A expense for the second quarter and year ended December 31, 2003 includes approximately $0.8 million and $2.9 million, respectively of noncash compensation expense, primarily related to restricted stock grants to officers and directors of the Company. Restricted shares are included in the weighted average share count for diluted earnings per share from the date of issuance. Restricted shares are included in the share count for basic earnings per share when they vest.
   5. Equity in earnings of Plains All American Pipeline, L.P. ("PAA"). The Company's equity in earnings from PAA is based on guidance provided by PAA in its Form 8-K filed with the SEC on April 25, 2003 for the three months ended June 30, 2003, and its Form 8-K filed with the SEC on February 26, 2003 for the year ended December 31, 2003, and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof, the Company has an aggregate ownership interest of approximately 24%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 19%, or approximately 7.9 million of the common units (including 1.3 million Class B common units). PAA's Form 8-K's provide guidance of $19.7 million to $23.1 million for its second quarter 2003 net income and $75.7 million to $82.5 million for the full year 2003. The Company encourages you to refer to the 8-K's filed by PAA for additional information concerning guidance provided by PAA, including certain expenses that are not reflected in the net income guidance provided by PAA. These expenses relate to the potential vesting of restricted units in 2003. Certain of the restricted units may vest in the same proportion as the conversion of PAA's subordinated units and others vest when PAA achieves targeted distribution levels. PAA will recognize an expense when the financial tests for conversion of subordinated units and required distribution levels are met. The income effect on the Company's equity in earnings of PAA may be somewhat mitigated because the Company may recognize a noncash gain when PAA's subordinated units vest. Such gain would be similar to the gains that the Company has recognized in the past when PAA issues common equity and would be recognized because the subordinated units owned by the Company would no longer be subordinated in any way to common units, including the right to receive distributions, including distributions upon an assumed liquidation of PAA.
   6. Interest expense. The Company's interest expense will consist of interest on amounts outstanding under its $45 million secured term loan facility. Borrowings under the facility bear interest, at the Company's option, at LIBOR plus 3% or prime plus 1.5%. The balance outstanding on the term loan was $40.5 million at March 31, 2003. Based on the loan amortization schedule, the balance will be reduced to $27.0 million at December 31, 2003.
   7. Book tax rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 13%. The foreign tax is attributable to the Canadian operations of PAA and represents approximately 70% of the 20% estimated current rate. The Company's deferred and current tax rates are based on current estimates of book and taxable income and utilization of net operating loss carryforwards. At December 31, 2002, the Company had carryforwards of approximately $46.4 million of regular tax net operating losses, $15.0 million of alternative minimum tax net operating losses and approximately $3.8 million of enhanced oil recovery credits.
   8. Weighted average equivalent shares outstanding. Estimated basic shares are based on shares outstanding on April 30, 2003, net of treasury shares and assumes no additional treasury purchases. The Company may purchase additional treasury shares in 2003. Diluted shares include the effect of restricted stock as well as outstanding options and preferred stock, when dilutive. The Company currently has approximately 4.2 million outstanding stock options with an average exercise price of $13.26 per share. Utilizing the treasury stock method and an assumed stock price of $11.75, the options would add approximately 185,000 shares to the diluted share count. In addition, the Company has 46,600 shares of Series D Cumulative Convertible Preferred Stock, or Series D Preferred, that is convertible into 1,671,416 shares of common stock for a current conversion price of $13.94. The Series D Preferred has an aggregate stated value of $23.3 million and bears an annual dividend of $30.00 per share (approximately $1.4 million). Depending on the Company's net income, the Series D Preferred may at times be anti-dilutive and not reflected in the diluted share count.
   9. Capital expenditures. Capital expenditures are based on the Company's 2003 capital budget for its oil and gas properties. These expenditures do not include any estimated amounts for capital contributions that the Company may be required to make for its general partner interest in PAA. When PAA issues equity, the general partner is required to contribute cash to maintain its 2% general partner interest. In March 2003, PAA issued 2.6 million shares in a public equity offering. The Company was required to make a cash capital contribution to the general partner of PAA in the amount of $0.6 million for its 44% interest in the general partner. If PAA issues equity in the future, the company will be required to make additional cash capital contributions.
   10. Distributions from Plains All American Pipeline, L.P. The estimated cash distributions for the second quarter are based on PAA's $0.55 per unit quarterly distribution ($2.20 on an annual basis) that was declared in April 2003. The estimated cash distributions for the twelve months ended December 31, 2003 are based on the $0.5375 per unit distribution paid by PAA in the first quarter plus estimated distributions in the second, third and fourth quarters of $0.55 per unit. The amounts presented reflect estimated cash to be received from PAA and have not been adjusted for cash taxes.

   11. Write-downs under full cost ceiling test rules. Under the SEC's full cost accounting rules, the Company reviews the carrying value of its proved oil and gas properties at the end of each quarter. Under these rules, capitalized costs of proved oil and gas properties (net of accumulated DD&A, and including deferred income taxes) may not exceed a "ceiling" equal to the present value (discounted at 10%) of estimated future cash flows from proved oil and gas reserves of such properties (including the effect of any hedging related activities) reduced by future operating expenses, development expenditures and abandonment costs (net of salvage values) and estimated future income taxes. The rules require that the Company price its future oil and gas production at the prices in effect at the end of each fiscal quarter and require a write-down if its capitalized costs exceed the "ceiling" even if prices decline for only a short period of time. The Company estimates that based on the book value of its proved oil and gas properties (including related deferred income taxes) and its estimated proved reserves as of March 31, 2003, that the Company would have a write-down under the full cost ceiling test rules at a net realized price for the Company's oil production of approximately $16.35 per barrel. Based on the estimated oil differential for 2003 plus oil transportation totalling
        $11.50 - $12.75 per barrel, the Company would have a write-down at a NYMEX crude oil index price of $27.85 - $29.10 per barrel.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PLAINS RESOURCES INC.



Date:  May 2, 2003                          /s/ Stephen A. Thorington
                                            -----------------------------------
                                            Stephen A. Thorington
                                            Executive Vice President
                                              and Chief Financial Officer

                                 EXHIBIT INDEX



     Exhibit 99.1  --  Press Release dated May 2, 2003